Exhibit 99.1

	Actual	Actual	Actual	Actual	Actual	Actual	Actual	Actual	Actual	Actual	Actual	Preliminary
House 1	Jun '20	Jul '20	Aug '20	Sep '20	Oct '20	Nov '20	Dec '20	Jan '21	Feb '21	Mar '21	Apr '21	May '21
Dry LBS	(945)	(1,068)	(619)	(1,305)	(311)	(468)	(613)	(357)	(678)	(741)	(587)	(1,339)
Average LBS per Harvest	(236.1)	(213.6)	(154.9)	(217.4)	(103.7)	(117.0)	(122.6)	(118.9)	(135.7)	(148.2)	(195.6)	(223.1)
# of Harvests	(4)	(5)	(4)	(6)	(3)	(4)	(5)	(3)	(5)	(5)	(3)	(6)
LBS per SF	(0.07)	(0.06)	(0.04)	(0.06)	(0.03)	(0.03)	(0.04)	(0.03)	(0.04)	(0.04)	(0.06)	(0.06)

House 2	Jun '20	Jul '20	Aug '20	Sep '20	Oct '20	Nov '20	Dec '20	Jan '21	Feb '21	Mar '21	Apr '21	May '21
Dry LBS	(949)	(716)	(669)	(697)	(622)	(386)	(385)	(354)	(291)	(497)	(895)	(1,192)
Average LBS per Harvest	(237.2)	(178.9)	(167.3)	(232.3)	(124.4)	(128.8)	(128.3)	(59.0)	(97.0)	(124.2)	(223.7)	(238.4)
# of Harvests	(4)	(4)	(4)	(3)	(5)	(3)	(3)	(6)	(3)	(4)	(4)	(5)
LBS per SF	(0.05)	(0.04)	(0.03)	(0.05)	(0.02)	(0.03)	(0.03)	(0.01)	(0.02)	(0.02)	(0.04)	(0.05)

House 3	Jun '20	Jul '20	Aug '20	Sep '20	Oct '20	Nov '20	Dec '20	Jan '21	Feb '21	Mar '21	Apr '21	May '21
Dry LBS	(612)	(-)	(458)	(762)	(871)	(579)	(747)	(467)	(701)	(637)	(1,309)	(512)
Average LBS per Harvest	(153.0)	nmf	(229.0)	(254.0)	(217.8)	(192.9)	(248.9)	(155.8)	(175.3)	(212.3)	(261.8)	(256.0)
# of Harvests	(4)	(-)	(2)	(3)	(4)	(3)	(3)	(3)	(4)	(3)	(5)	(2)
LBS per SF	(0.03)	nmf	(0.05)	(0.05)	(0.04)	(0.04)	(0.05)	(0.03)	(0.04)	(0.04)	(0.05)	(0.05)

House 4	Jun '20	Jul '20	Aug '20	Sep '20	Oct '20	Nov '20	Dec '20	Jan '21	Feb '21	Mar '21	Apr '21	May '21
Dry LBS	(-)	(-)	(-)	(-)	(-)	(-)	(-)	(-)	(-)	(-)	(146)	(-)
Average LBS per Harvest	nmf	nmf	nmf	nmf	nmf	nmf	nmf	nmf	nmf	nmf	(146.3)	nmf
# of Harvests	(-)	(-)	(-)	(-)	(-)	(-)	(-)	(-)	(-)	(-)	(1)	(-)
LBS per SF	nmf	nmf	nmf	nmf	nmf	nmf	nmf	nmf	nmf	nmf	(0.03)	nmf

Total	Jun '20	Jul '20	Aug '20	Sep '20	Oct '20	Nov '20	Dec '20	Jan '21	Feb '21	Mar '21	Apr '21	May '21
Dry LBS	(2,506)	(1,784)	(1,747)	(2,764)	(1,804)	(1,433)	(1,745)	(1,178)	(1,671)	(1,875)	(2,937)	(3,042)
Average LBS per Harvest	(208.8)	(198.2)	(174.7)	(230.3)	(150.4)	(143.3)	(158.6)	(98.2)	(139.2)	(156.3)	(225.9)	(234.0)
# of Harvests	(12)	(9)	(10)	(12)	(12)	(10)	(11)	(12)	(12)	(12)	(13)	(13)
LBS per SF	(0.05)	(0.05)	(0.04)	(0.06)	(0.03)	(0.03)	(0.04)	(0.03)	(0.03)	(0.04)	(0.05)	(0.06)

Note: For all harvests (or portions thereof) that are allocated to fresh frozen biomass for concentrates and vapes, we have assumed a dry-weight equivalent equal to 25% of the wet post-processed weight (4 LBS of wet post-processed weight equates to 1 LB of dry weight)